UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2007

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 28, 2007, Interstate Columbia, LLC, one of our wholly owned affiliates, closed on the acquisition of the 288-room Sheraton Columbia Hotel in Columbia, Maryland, pursuant to that certain Agreement of Purchase and Sale with MeriStar Columbia Owner SPE, LLC., an affiliate of The Blackstone Group ("Blackstone"), dated September 11, 2007. The purchase price was $46.5 million, or $161,500 per key. One of our wholly owned affiliates will manage the hotel.

We financed the acquisition through cash on hand and borrowings under our senior secured credit facility.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report on form 8-K:

Exhibit Number 2.1

Agreement of Purchase and Sale between MeriStar Columbia Owner SPE, LLC, MeriStar Seelbach SPE, LLC, Madison Motel Associates, LLP, affiliates of The Blackstone Group, and Interstate Columbia, LLC, an affiliate of Interstate Hotels & Resorts, Inc., and IHR Invest Hospitality Holdings, LLC, dated September 12, 2007, for the purchase of the Sheraton Columbia, the Hilton Seelbach, and the Crowne Plaza Madison.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

December 4, 2007	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

2.1	Agreement of Purchase and Sale between MeriStar Columbia Owner SPE, LLC, MeriStar Seelbach SPE, LLC, Madison Motel Associates, LLP, affiliates of The Blackstone Group, and Interstate Columbia, LLC, an affiliate of Interstate Hotels & Resorts, Inc., and IHR Invest Hospitality Holdings, LLC, dated September 12, 2007, for the purchase of the Sheraton Columbia, the Hilton Seelbach, and the Crowne Plaza Madison.